                             SEI DAILY INCOME TRUST
                              AMENDED AND RESTATED
                                   RULE 18f-3
                        MULTIPLE CLASS PLAN (THE "PLAN")
                               DATED JUNE 26, 2002

                           (ADOPTED DECEMBER 29, 1995)


INTRODUCTION

     SEI Daily Income Trust (the "Trust"), a registered investment company that consists of separately managed funds listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds") have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.   ATTRIBUTES OF SHARE CLASSES

     The rights of each existing class of the Funds shall be as set forth in the respective Certificate of Class Designation for the class (each a "Certificate"), attached hereto as an Exhibit.

     With respect to any class of shares of a Fund created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class;
(iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

     With respect to each Fund, expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) class Expenses relating to a particular class are (or will be) borne exclusively by that class.

     Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

     This Plan must be amended to properly describe (through additional Exhibits hereto or otherwise) each new class of shares approved by the Board of Trustees after the date hereof.

     The Board of the Trust, including a majority of the independent Trustees, who are not "interested persons" of the Trust as defined in the 1940 Act must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

                                    EXHIBIT A

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS A SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class A shares are sold without a sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to SEI Investments Distribution Co. (the "Distributor"). The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares;
(iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares;
(vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

     Class A shares do not require a minimum initial investment and are available only to financial institutions and intermediaries.

3.   EXCHANGE PRIVILEGES

     Class A shares of each Fund may be exchanged for Class A shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class A shareholder will have one vote for each full Class A share held and a fractional vote for each fractional Class A share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class A shares do not have a conversion feature.

                                    EXHIBIT B

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS B SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class B shares are sold without a load or sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from clients concerning their investments in shares; and (v) assisting clients in changing dividend options, account designations, and addresses.

     Class B shares are also subject to an administrative services fee of up to ..05% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (v) processing dividend payments from the Fund on behalf of the clients; and (vi) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

     Class B shares do not require a minimum initial investment and are available only to financial institutions.

3.   EXCHANGE PRIVILEGES

     Class B shares of a Fund may be exchanged for Class B shares of any other Fund of the Trust that creates Class B shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class B shareholder will have one vote for each full Class B share held and a fractional vote for each fractional Class B share held. Class B shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class B (such as a distribution plan or service agreement relating to Class B), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class B shares do not have a conversion feature.

                                    EXHIBIT C

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS C SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class C shares are sold without a load or sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from clients concerning their investments in shares; and (v) assisting clients in changing dividend options, account designations, and addresses.

     Class C shares are also subject to an administrative services fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (v) processing dividend payments from the Fund on behalf of the clients; and (vi) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

     Class C shares do not require a minimum initial investment and are available only to financial institutions.

3.   EXCHANGE PRIVILEGES

     Class C shares of any Fund may be exchanged for Class C shares of any other Fund of the Trust that creates Class C shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class C shareholder will have one vote for each full Class C share held and a fractional vote for each fractional Class C share held. Class C shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class C (such as a distribution plan or service agreement relating to Class C), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class C shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class C shares do not have a conversion feature.

                                    EXHIBIT D

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS E SHARES


1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     (a)  Class E Shares are sold without a sales charge.

     (b) Class E shares are subject to a shareholder servicing fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with the Trust or its service providers; (viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from the Fund on behalf of clients; and (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

     (c) The fee payable to SEI Investment Funds Management pursuant to the Management Agreement dated May 23, 1986 shall be 5 basis points lower for Class E shares than for other classes in order to account for differences in the transfer agency and related shareholder services provided to shareholders of such class. The services paid for by the 5 basis points include processing orders on behalf of shareholders and communicating with shareholders with regard to, and assisting them in complying with, the Trust's policies governing requests for redemption.

     (d) Class E Shares are for financial institutions that transact with the Fund through specific trading platforms for their own or their customers' accounts or for financial institutions that meet the minimum purchase amounts.

2.   ELIGIBILITY OF PURCHASERS

     Investors that choose not to transact with the Trust via the electronic trading platforms must invest initially a minimum of $200 million.

3.   EXCHANGE PRIVILEGES

     Class E shares of each Fund may be exchanged for Class E shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class E shareholder will have one vote for each full Class E share held and a fractional vote for each fractional Class E share held. Class E shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class E (such as a distribution plan or service agreement relating to Class E), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class E shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class E shares do not have a conversion feature.

                                    EXHIBIT E

                        CERTIFICATE OF CLASS DESIGNATION

                                 CLASS H SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

     Class H Shares are sold without a load or sales charge, but are subject to a shareholder servicing fee of up to 0.25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from clients concerning their investments in shares; and (v) assisting clients in changing dividend options, account designations, and addresses.

     Class H Shares are also subject to an administrative services fee of up to 0.18% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following administrative services: (i) providing subaccounting with respect to shares beneficially owned by clients; (ii) providing information periodically to clients showing their positions in shares; (iii) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (iv) processing purchase, exchange and redemption requests from clients and placing such orders with the Fund or its service providers; (v) processing dividend payments from the Fund on behalf of the clients; and (vi) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the service provider is permitted to do so under applicable laws or regulations.

2.   ELIGIBILITY OF PURCHASERS

     Class H shares do not require a minimum initial investment and are available only to financial institutions.

3.   EXCHANGE PRIVILEGES

     Class H shares of a Fund may be exchanged for Class H shares of any other Fund of the Trust that creates Class H shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.   VOTING RIGHTS

     Each Class H shareholder will have one vote for each full Class H share held and a fractional vote for each fractional Class H share held. Class H shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class H (such as a distribution plan or service agreement relating to Class H), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class H shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Class H Shares do not have a conversion feature.

                                    EXHIBIT F

                        CERTIFICATE OF CLASS DESIGNATION

                               SWEEP CLASS SHARES

1.   CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

     Sweep Class Shares are sold without a sales charge, but are subject to Rule 12b-1 distribution plan payments of up to 0.50% payable to the Distributor. The Distributor may use this fee for (i) compensation for its services in connection with distribution assistance or provision of shareholder services; or (ii) payments to financial institutions and intermediaries such as banks, investment counselors, broker-dealers and the Distributor's affiliates and subsidiaries as compensation for services or reimbursement of expenses incurred in connection with distribution assistance or provision of shareholder services.

     Sweep Class shares are subject to a shareholder servicing fee of up to 0.25%, payable to the Distributor under the Sweep Class Shareholder Service Plan. Under this Plan, the Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) arranging for bank wires; (iii) responding to client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from clients concerning their investments in shares; and (v) assisting clients in changing dividend options, account designations, and addresses.

2.   ELIGIBILITY OF PURCHASERS

     Sweep Class shares do not require a minimum initial investment and are available only to shareholders who are clients of or account holders with certain banks that have entered into arrangements with the Distributor.

3.   EXCHANGE PRIVILEGES

     Sweep Class shares of the Fund may be exchanged for Sweep Class shares of any other Fund of the Trust that creates Sweep Class shares in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to investors.

4.   VOTING RIGHTS

     Each Sweep Class shareholder will have one vote for each full Sweep Class share held and a fractional vote for each fractional Sweep Class share held. Sweep Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Sweep Class (such as a distribution plan or service agreement relating to Sweep Class), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Sweep Class shareholders differ from the interests of holders of any other class.

5.   CONVERSION RIGHTS

     Sweep Class shares do not have a conversion feature.

                                   SCHEDULE A

                              (AS OF JUNE 26, 2002)


Money Market Fund
Prime Obligation Fund
Government Fund
Government Fund II
Treasury Fund
Treasury Fund II
Intermediate-Duration Government Fund
GNMA Fund
Corporate Daily Income Fund
Treasury Securities Daily Income Fund
Short-Duration Government Fund
Federal Securities Fund


                                       14